UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

BEARD ENERGY TRANSITION ACQUISITION CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2023

Beard Energy Transition Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41098	86-1990354
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

595 Madison Avenue, 28th Floor

New York, NY 10022

(Address of principal executive offices, including zip code)

(214) 833-8913

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one warrant	BRD.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	BRD	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BRD.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 1.02 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on May 18, 2023, Beard Energy Transition Acquisition Corp., a Delaware corporation (the “Company”), Suntuity Inc., a Delaware corporation and wholly owned subsidiary of the Company (“New PubCo”), Beard Merger Sub I Corp., a Delaware corporation and wholly owned subsidiary of New PubCo (“Merger Sub I”), Beard Merger Sub II LLC, a Delaware limited liability company and wholly owned subsidiary of New PubCo (“Merger Sub II”), Suntuity Renewables LLC, a New Jersey limited liability company (“Suntuity”), and solely for the purpose of Section 7.17 and Article X thereof, each of Beard Energy Transition Acquisition Sponsor LLC, a Delaware limited liability company (“Sponsor”), and Gregory A. Beard, an individual residing in New York (“Beard”), entered into a business combination agreement (the “Business Combination Agreement”).

On November 27, 2023, pursuant to Section 9.01(a) of the Business Combination Agreement, the Company, New PubCo, Merger Sub I, Merger Sub II, Suntuity, Sponsor and Beard entered into a Termination of the Business Combination Agreement (“Termination Agreement”) to terminate the Business Combination Agreement (the “Termination”). The parties determined to terminate the Business Combination Agreement due to a number of factors, including: (i) the challenging market conditions; (ii) peer-company trading performance and (iii) a balancing of the benefits and drawbacks of becoming a publicly traded company under current circumstances. As a result of the Termination Agreement, the Business Combination Agreement is of no further force and effect, with the exception of specified provisions set forth in the Termination Agreement, including Suntuity’s obligation to pay all expenses incurred by the parties in connection with the Business Combination Agreement and related transactions, which shall survive the Termination and remain in full force and effect in accordance with their respective terms. Additionally, each of the Company and Suntuity has agreed on behalf of themselves and their respective related parties, to a release of claims relating to the Business Combination Agreement and the related transactions, including the Termination.

Concurrently with the Termination, the support agreement, by and among the Company and TJFT STY Holdings, LLC, the sponsor agreement, by and among the Sponsor, the Company, Beard Energy Transition Acquisition Holdings LLC, New PubCo, Suntuity and Beard, and the lock-up agreements, by and among the Company, New PubCo and the current members of Suntuity and certain of their affiliates, shall automatically terminate.

Following the Termination, the Sponsor intends to assume all unpaid expenses and liabilities of the Company, and the Company intends to assign to the Sponsor its rights to enforce payment of such expenses and liabilities by Suntuity under the Termination Agreement.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by the Termination Agreement, which is filed as an exhibit to this Current Report as Exhibit 10.1.

Item 8.01 Other Events.

On November 27, 2023, the Company and Suntuity issued a joint press release announcing the termination of the Business Combination Agreement. The Company also announced its decision to (i) abandon the special meeting of the Company’s stockholders originally scheduled for November 29, 2023 and to withdraw from consideration by the Company’s stockholders the proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (“SEC”) on November 6, 2023, including the proposal to extend the date by which the Company must consummate a business combination from 25 months from the closing of the Company’s initial public offering (or December 29, 2023) to 36 months from the closing of the Company’s initial public offering (or November 29, 2024), and (ii) redeem all of its outstanding shares of Class A common stock, par value $0.0001 per share (the “Public Shares”), effective as of the close of business on December 12, 2023, because the Company will not consummate an initial business combination within the time period required by its second amended and restated certificate of incorporation. The Company expects the last day of trading of its Public Shares, units and warrants to be on or about December 11, 2023.

A copy of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Forward-Looking Statements

This Current Report may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this Current Report are forward-looking statements. When used in this Current Report, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, those set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 13, 2023, and the Company’s Quarterly Reports on Form 10-Q filed with the SEC on May 10, 2023, August 8, 2023, and November 13, 2023, and in other reports the Company files with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1	Termination Agreement, dated November 27, 2023, by and among the Company, New PubCo, Merger Sub I, Merger Sub II, Suntuity, Sponsor and Gregory A. Beard
99.1	Press Release dated November 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2023

BEARD ENERGY TRANSITION ACQUISITION CORP.

By:	/s/ Sarah James
Name:	Sarah James
Title:	Chief Financial Officer and Chief Accounting Officer

Exhibit 10.1

TERMINATION OF THE
BUSINESS COMBINATION AGREEMENT

THIS TERMINATION OF THE BUSINESS COMBINATION AGREEMENT (this “Termination Agreement”) is entered into as of 27 November, 2023 (the “Termination Date”), by and among Beard Energy Transition Acquisition Corp., a Delaware corporation (“Acquiror”), Suntuity Inc., a Delaware corporation and wholly owned Subsidiary of Acquiror (“New PubCo”), Beard Merger Sub I Corp., a Delaware corporation and wholly owned Subsidiary of New PubCo (“Merger Sub I”), Beard Merger Sub II LLC, a Delaware limited liability company and wholly owned Subsidiary of New PubCo (“Merger Sub II”), Suntuity Renewables, LLC, a New Jersey limited liability company (the “Company”), and solely for the purpose of Section 7.17 and Article X thereof, each of Beard Energy Transition Acquisition Sponsor LLC, a Delaware limited liability company (“Sponsor”) and Gregory A. Beard, an individual residing in New York (“Beard” and together with Acquiror, New PubCo, Company, Merger Sub I, Merger Sub II and Sponsor, the “Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

RECITALS

WHEREAS, the Parties entered into that certain Business Combination Agreement, dated as of May 18, 2023 (the “Agreement”); and

WHEREAS, Acquiror and the Company desire to terminate the Agreement in accordance with Section 9.01(a) thereof as more fully set forth herein.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

TERMINATION

1.	Termination. Pursuant to Section 9.01(a) of the Agreement, Acquiror and the Company hereby agree by mutual consent to terminate the Agreement effective as of the date hereof.

2.	No Reliance. Each Party acknowledges and agrees that in entering into this Termination Agreement, except as expressly set forth herein, it is not relying on any representations or warranties made by any Person (including any officers, directors, attorneys, representatives, employees, agents, and insurers of any Party) regarding this Termination Agreement or the implications hereof.

3.	Further Cooperation to Effectuate This Termination Agreement. Each Party covenants and agrees that, without expanding their substantive obligations hereunder, it shall do all acts and execute and obtain all documents, to the full extent necessary or appropriate, to implement and enforce this Termination Agreement according to its terms.

4.	Entity Level Power/Authorization. Each Party hereby represents and warrants that:

a.	it has the entity level power and authority and the legal right to make, deliver and perform under this Termination Agreement, and has taken all necessary entity level actions to authorize execution, delivery and performance under this Termination Agreement;

b.	this Termination Agreement has been duly executed and delivered on its behalf; and

c.	this Termination Agreement constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the rights and remedies of creditors generally and the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

5.	Release of Claims.

a.	Release and Discharge by the Company. In consideration of the terms and conditions set forth in this Termination Agreement, the Company, on behalf of itself and its Subsidiaries and Affiliates, hereby fully, finally and completely releases and discharges Acquiror, New PubCo, Merger Sub I, Merger Sub II, Sponsor and Beard and each of their Subsidiaries and Affiliates (collectively, the “Beard Parties”), of and from any and all claims, rights, causes of action, liens, debts, liabilities, demands, agreements, damages or injuries of any nature or sort (whether known or unknown, liquidated or unliquidated, contingent or fixed, past, present, or future) that are based on, arise out of, incidental to, in connection with, or related in any way to, the Agreement, the other Transaction Documents or the Transactions, including the events leading to the termination of the Agreement (the “Released Claims”), from the beginning of time through the date hereof, except for any claims arising as a result of breach of this Termination Agreement or any provisions of the Agreement or the other Transaction Documents which expressly survive this Termination Agreement. For purposes of this Termination Agreement, “Affiliates” means a Party’s current and future parent companies, subsidiaries and other affiliated entities, and the officers, directors, shareholders, managers, members, partners, principals, employees, consultants, representatives and agents of such Party, and of such Party’s parent company, subsidiaries and other affiliated entities, and the successors and assigns of each of them.

b.	Release and Discharge by the Beard Parties. Subject to Section 7 of this Termination Agreement, in consideration of the terms and conditions set forth in this Termination Agreement, the Beard Parties, hereby fully, finally and completely release and discharge each of the Company, its Subsidiaries and Affiliates, of and from any and all Released Claims, from the beginning of time through the date hereof, except for any claims arising as a result of breach of this Termination Agreement or any provisions of the Agreement or the other Transaction Documents which expressly survive this Termination Agreement.

6.	Governing Law; Waiver of Jury Trial. Section 10.08 and Section 10.09 of the Agreement are hereby incorporated by reference into this Termination Agreement, mutatis mutandis.

7.	Expenses. The Parties hereby acknowledge and agree that Section 9.03 of the Agreement shall survive after the execution of this Termination Agreement and all expenses incurred by the Parties in connection with the Agreement and the Transactions shall be paid by the Company. The Parties shall use their best commercial efforts to minimize such expenses, including, without limitation, attempting in good faith to negotiate reductions in legal and other fees otherwise payable by the Company and structuring payment plans that take into account the available cash flows of the Company. The Parties further agree that the Acquiror may assign its rights under this Section 7 and Section 9.03 of the Agreement to any Affiliate of the Acquiror without the consent of any other Party.

8.	New PubCo. Promptly following the execution of this Termination Agreement, Acquiror agrees to assign all of its interests in New PubCo to the Company and request that the New York Stock Exchange transfer its reservation of the ticker symbol “STY” to the Company.

9.	Headings. The headings contained in this Termination Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Termination Agreement.

10.	Counterparts. This Termination Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by each Party in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, each Party has caused this Termination Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BEARD ENERGY TRANSITION ACQUISITION CORP.

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Chief Executive Officer

BEARD ENERGY TRANSITION ACQUISITION SPONSOR LLC

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Chief Executive Officer

Gregory A. Beard

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard

SUNTUITY INC.

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Chief Executive Officer

BEARD MERGER SUB I CORP.

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Chief Executive Officer

BEARD MERGER SUB II LLC

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Chief Executive Officer

SUNTUITY RENEWABLES, LLC

By:	/s/ Shadaan Javan
Name:	Shadaan Javan
Title:	Chief Executive Officer

Signature Page to
Termination of the
Business Combination Agreement

3

Exhibit 99.1

BEARD ENERGY TRANSITION ACQUISITION CORP. AND SUNTUITY RENEWABLES Mutually Agree to Terminate Business Combination Agreement

NEW YORK, N.Y. and HOLMDEL, N.J., November 27, 2023 – Beard Energy Transition Acquisition Corp., a special purpose acquisition corporation (“BRD” or the “Company”) (NYSE: BRD, BRD.U, BRD.WS), and Suntuity Renewables, a leading provider of renewable energy solutions (“Suntuity”), announced today that they have mutually agreed to terminate their previously announced business combination agreement (the “Business Combination Agreement”), effective immediately. As a result, BRD has determined to abandon the special meeting of its stockholders originally scheduled for November 29, 2023 to vote on a proposal to extend the date by which BRD must consummate a business combination beyond December 29, 2023, and BRD intends to dissolve and liquidate in accordance with the provisions of its organizational documents. In connection therewith, BRD will redeem all of its outstanding shares of Class A common stock (the “Class A Shares”) on or about December 12, 2023.

BRD anticipates that the last day of trading in the Class A Shares will be December 11, 2023 and that, as of the open of business on December 12, 2023, the Class A Shares, including those that were not submitted for redemption and those purchased by Gregory A. Beard in a private placement prior to BRD’s initial public offering, will be suspended from trading, will be deemed cancelled and will represent only the right to receive the per-share redemption price for the Public Shares of approximately $10.74, based on the amount in BRD’s trust account as of November 21, 2023 (the “Per-Share Redemption Amount”). Funds from BRD’s trust account will also be used to redeem outstanding Class A units of Beard Energy Transition Acquisition Holdings LLC, BRD’s operating subsidiary (“Opco”), (other than those held by BRD and any of its wholly owned subsidiaries) for the Per-Share Redemption Amount. In accordance with the terms of BRD’s organizational documents, BRD expects to retain $100,000 of the interest earned on the trust account to dissolution expenses.

The Per-Share Redemption Amount will be payable to the holders of the Class A Shares upon presentation of their respective stock or unit certificates or other delivery of their stock or units to BRD’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Class A Shares held in “street name,” however, will not need to take any action in order to receive the Per-Share Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to BRD’s warrants, which will expire without value. BRD’s sponsor, Beard Energy Transition Acquisition Sponsor LLC, does not have redemption rights with respect to the outstanding shares of Class V common stock, par value $0.0001 per share, or the outstanding Class B units of Opco issued prior to BRD’s initial public offering. After December 12, 2023, BRD will cease all operations except those required to wind up BRD’s business.

BRD expects that The New York Stock Exchange will file a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist its securities. BRD thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

About Suntuity

Suntuity is a leading residential solar company in the country. Suntuity acquires customers, designs solar energy and home electrification solutions, installs and maintains those systems, and arranges third-party financing solutions for residential customers across the United States. Suntuity uses a mix of in-house and outsourced solutions to optimize growth, profitability and efficiency of its services which enable it to grow and scale.

About Beard Energy Transition Acquisition Corp.

BRD is a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets.

Forward Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Commission. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, those set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 13, 2023, and the Company’s Quarterly Reports on Form 10-Q filed with the Commission on May 10, 2023, August 8, 2023, and November 13, 2023, and in other reports the Company files with the Commission. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor or Media Contact:

For Suntuity:

Gateway Group

949-574-3860

Suntuity@gatewayir.com

For Beard:

Beard Energy Transition Acquisition Corp.

595 Madison Avenue

28th Floor

New York, NY 10022

info@beardacq.com